UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2007 (May 30, 2007)

WELLPOINT, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Indiana	001-16751	35-2145715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 30, 2007, the Chairman, President and Chief Executive Officer of WellPoint, Inc. (the “Company”), Larry C. Glasscock, and incoming President and Chief Executive Officer of the Company, Angela F. Braly, together with the Board of Directors of the Company, asked for and received the resignation of David C. Colby as Vice Chairman, Chief Financial Officer and Executive Vice President of the Company, effective immediately.

On May 30, 2007, the Board of Directors of the Company appointed senior vice president and chief accounting officer Wayne S. DeVeydt, age 37, as Chief Financial Officer and Executive Vice President of the Company. Mr. DeVeydt has served as senior vice president and chief accounting officer of the Company since March 2005. Prior to joining the Company, Mr. DeVeydt served with Pricewaterhouse Coopers LLP in many roles since 1996, including most recently as the lead engagement partner for a number of large, national managed care and insurance companies.

The text of the Company’s press release announcing Mr. Colby’s resignation and Mr. DeVeydt’s appointment is filed with this report as Exhibit 99.1.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT, INC.

	By:	/s/ Nancy L. Purcell
	Name:	Nancy L. Purcell
	Title:	Secretary

Date: May 31, 2007

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 31, 2007

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